EXHIBIT 4.4

AMENDMENT NO. 6

AMENDMENT NO. 6 dated as of October 4, 2004, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); and JPMORGAN CHASE BANK in its capacity as administrative agent for the lenders party to the below-referenced Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Subsidiary Guarantors, the lenders named therein and the Administrative Agent are parties to a Multi-Year Credit Agreement dated as of December 6, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $900,000,000.

The Borrower wishes to amend the Credit Agreement in certain respects and, in that connection, the Administrative Agent has been granted authority by the Required Lenders (as defined in the Credit Agreement) to execute and deliver this Amendment No. 6. Accordingly, the Obligors and the Administrative Agent on behalf of the Required Lenders, hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 6, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the execution and delivery of counterparts of this Amendment No. 6 by the Obligors and the Administrative Agent, but effective as of the Effective Date, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Investments. Clause (f) of Section 6.04 of the Credit Agreement shall be amended to read in its entirety as follows:

“(f) other Investments not exceeding $50,000,000 in the aggregate amount outstanding at any time; and”

Amendment No. 6

2.03. Sale and Leaseback Transactions. Section 6.10 of the Credit Agreement shall be amended to read in its entirety as follows:

“SECTION 6.10. Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, renew or extend any transaction or series of related transactions pursuant to which the Borrower or such Subsidiary sells or transfers any property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such property to the seller or transferor, provided that the Borrower may effect any of the foregoing so long as the aggregate fair market value of the property so transferred during the term of this Agreement shall not exceed $75,000,000 and, at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing.”

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 6.

Section 4. Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 6 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 6 by signing any such counterpart. This Amendment No. 6 shall be governed by, and construed in accordance with, the law of the State of New York.

Amendment No. 6

IN WITNESS WHEREOF, this Amendment No. 6 has been duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By:	Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

Amendment No. 6

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

MURCO FOODS, INC.

NORTH SIDE FOODS CORP.

PACKERLAND PROCESSING
COMPANY, INC.

BROWN’S OF CAROLINA LLC
CARROLL’S FOODS LLC
CARROLL’S FOODS OF VIRGINIA LLC
CENTRAL PLAINS FARMS LLC
CIRCLE FOUR LLC
MURPHY FARMS LLC
QUARTER M FARMS LLC,
MURPHY-BROWN HOLDINGS LLC,
each a Delaware limited liability company
PACKERLAND HOLDINGS, INC. PATRICK CUDAHY INCORPORATED PREMIUM PORK, INC. QUIK-TO-FIX FOODS, INC. STADLER’S COUNTRY HAMS, INC.	By	MURPHY-BROWN LLC, a Delaware limited liability company, as a sole member of each
SUN LAND BEEF COMPANY SUNNYLAND, INC. THE SMITHFIELD COMPANIES, INC. THE SMITHFIELD PACKING COMPANY, INCORPORATED		By	JOHN MORRELL & CO., a Delaware corporation, as its sole member
STEFANO FOODS, INC.			/s/ Daniel G. Stevens
THE SMITHFIELD HAM AND PRODUCTS			Name:	Daniel G. Stevens
COMPANY, INCORPORATED DAKOTA ACQUISITION COMPANY JOHN MORRELL OF JAPAN, INC. MURPHY FARMS OF TEXHOMA, INC. THE OHIO FEED LOT, INC. SHOWCASE FOODS, INC. KRAKUS FOODS INTERNATIONAL, INC.			Title:	Vice President

By	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

Amendment No. 6

MURPHY-BROWN LLC, a Delaware limited liability company		GREAT LAKES CATTLE CREDIT COMPANY, LLC, a Delaware limited liability company,

By	JOHN MORRELL & CO., a Delaware corporation, as its sole member	By	PACKERLAND HOLDINGS, INC., a Delaware corporation, as its sole member

	/s/ Daniel G. Stevens		/s/ Daniel G. Stevens
Name:	Daniel G. Stevens	Name:	Daniel G. Stevens
Title:	Vice President	Title:	Vice President

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, as Administrative Agent

		By:	/s/ Teri Streusand
		Name:	Teri Streusand
		Title:	Vice President

Amendment No. 6